EXHIBIT 1.1

CREDIT SUISSE FIRST BOSTON COMMERCIAL MORTGAGE TRUST 20[__]-[__],
Commercial Mortgage Pass-Through Certificates,
Series 20[__]-[__]

UNDERWRITING AGREEMENT

[____], 20[__]

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

1.           Introductory.  Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the “Company”), proposes to form one or more real estate mortgage investment conduits (the “Trust”), which will issue certain securities entitled Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__] and including the classes thereof specified on Schedule I hereto (the classes of such securities so specified on Schedule I hereto, the “Certificates”).  Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in the Trust.  The terms on which the Trust will issue the Certificates will be specified in the Prospectus (as defined herein).  The property of the Trust will consist of a pool of [__] fixed rate mortgage loans, secured by multifamily and commercial properties (collectively, the “Mortgage Loans”) that will be purchased by the Company from Column Financial, Inc. (the “Column Mortgage Loan Seller”) and [______] (in such capacity, the “[___] Mortgage Loan Seller” and together with the Column Mortgage Loan Seller, the “Mortgage Loan Sellers”), pursuant to those certain Mortgage Loan Purchase Agreements, each dated as of [_____], 20[__] (collectively, the “Mortgage Loan Purchase Agreements”), and will be serviced by [_____], as master servicer (the “Master Servicer”), and, if and when necessary, [______], as special servicer (the “Special Servicer”), pursuant to that certain Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [_____], 20[__], by and among the Company, as depositor, the Master Servicer, the Special Servicer, [______], as operating advisor (the “Operating Advisor”), [______], as certificate administrator (the “Certificate Administrator”) and [______], as trustee (the “Trustee”), and certain related property to be conveyed to the Trust by the Company (the “Trust Fund”).  The Mortgage Loans will be transferred to the Trust, and the Certificates will be issued pursuant to the Pooling and Servicing Agreement.  In addition, certain of Mortgage Loans that were sold to the Company by the Column Mortgage Loan Seller and the [____] Mortgage Loan Seller will be primary serviced by [_____] and [____] (collectively, in such capacities, the “Primary Servicers”), respectively, pursuant to two separate sub-servicing agreements, by and between the Master Servicer and each Primary Servicer.

The offering of the Certificates made pursuant to the Registration Statement (as defined below) will be made through you, as underwriters (the “Underwriters” and, individually, an “Underwriter”).  This Agreement provides for the sale of such Certificates to, and the purchase and offering thereof by, you, as underwriters.  Schedule I shall specify the principal balance of each class of the Certificates to be issued and any terms thereof not otherwise specified in the Pooling and Servicing Agreement, the classes of Certificates subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Company and the aggregate amount of each class of Certificates to be purchased by each Underwriter.  The offering of the Certificates will be governed by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement, as in effect on the Closing Date (as defined in Section (5)(d) of this Agreement).

At or prior to the time when sales to purchasers of the Certificates were first made, which was approximately [___] [a.m./p.m.] (Eastern Time) on [_____], 20[__] (the “Time of Sale”), the Company had prepared or made available the following information (collectively, the “Rule 159 Information”): (i) the Free Writing Prospectus, dated [_____], 20[__] (the cover page of which is attached hereto as Annex A), (ii) the Structural and Collateral Term Sheet, dated [_____], 20[__], and (iii) certain other “free-writing prospectuses” (as defined pursuant to Rule 405 under the Securities Act) (each of items (i) through (iii), a “Free Writing Prospectus”).  If, subsequent to the date of this Agreement, the Company and the Underwriters determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and terminate their old purchase contracts and enter into new purchase contracts with investors in the Certificates, then “Rule 159 Information” will refer to the information, including any information that corrects such material misstatements or omissions, conveyed to purchasers at the time of entry into the first such new purchase contract, and  “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

2.           Representations and Warranties of the Company.  The Company represents and warrants to you as of the date hereof as follows:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. [_____]) on Form S-3 for the registration of the Certificates under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective.  The Company proposes to and will file with the Commission pursuant to Rule 424(b) under the Securities Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof.  Such registration statement, including the exhibits thereto and information that is contained in the Prospectus (as defined below) and is deemed to be part of and included in such registration statement, as such registration statement may have been amended or supplemented at the date of the Prospectus, and including the Prospectus, is hereinafter referred to as the “Registration Statement”; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the “Base Prospectus”; such form of supplement to the Base Prospectus relating to the Certificates, in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter referred to as the “Prospectus Supplement”, including any diskette or other electronic media delivered therewith; and the Base Prospectus and the Prospectus Supplement, together, are hereinafter referred to as the “Prospectus.”  The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall have been reasonably disapproved by you promptly after reasonable notice thereof.  There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Company is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

(b)           The Registration Statement (i) on its effective date and on the date of the then most recently filed Prospectus Supplement conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date hereof will conform in all respects to the requirements of the Securities Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus on the date hereof and on the Specified Delivery Date (as defined in Section 3 hereof) will conform in all respects to the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), where applicable, and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from either the Registration Statement or the Prospectus to the extent based upon and in conformity with (A) written information furnished to the Company by any Underwriter specifically for use therein (the “Underwriter Information”), (B) information contained in the Prospectus Supplement regarding the Mortgage Loans that is contained in the Loan Detail (as defined below) or, to the extent consistent therewith, the DVD (as defined below), (C) information contained in the Prospectus Supplement regarding any Mortgage Loan Seller, the Mortgage Loans sold by such Mortgage Loan Seller to the Company or the related mortgaged real properties, in the case of clauses (B) and (C), to the extent such information is covered by the related indemnification agreement, dated as of the date hereof, by and among the Company, such Mortgage Loan Seller, Credit Suisse Securities (USA) LLC and [_________], as initial purchasers (collectively in such capacities, the “Initial Purchasers”), and each Underwriter (each such indemnification agreement, a “Mortgage Loan Seller Indemnification Agreement” and the information in clauses (B) and (C), collectively, the “Mortgage Loan Seller Information”), and (D) information contained in the Prospectus Supplement regarding the Master Servicer, the Primary Servicers, the Special Servicer,

the Operating Advisor, the Certificate Administrator and the Trustee (each of the Master Servicer, the Primary Servicers, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, a “Transaction Party” and collectively, the “Transaction Parties”) under the headings “Transaction Parties—The Trustee” “—The Certificate Administrator,” “—The Operating Advisor,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer” and “—The Primary Servicers,” as applicable, and certain other sections in the Prospectus Supplement, in each case as specified in, and only to the extent such information is covered by, the related indemnification agreement, dated as of the date hereof, by and among the Company, such Transaction Party, each Initial Purchaser and each Underwriter (each such indemnification agreement, a “Transaction Party Indemnification Agreement” and collectively with the Mortgage Loan Seller Indemnification Agreements, the “Indemnification Agreements”; the information in this clause (D), collectively, the “Transaction Party Information”).  “Loan Detail” shall mean the information set forth in Annex A and Annex B to the Prospectus Supplement.  “DVD” shall mean the information set forth on the DVD or other electronic media attached to the Prospectus Supplement;

(c)           There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Company is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

(d)           The Rule 159 Information, at the Time of Sale, did not, does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply in the absence of pricing or price dependent information or to any Mortgage Loan Seller Information, Transaction Party Information or any Underwriter Information contained in or omitted from such Rule 159 Information.  The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Company expressly for use in the Rule 159 Information;

(e)           Other than the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Rule 159 Information, and (iii) each other written communication of the Company or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed by the Underwriters and the Company (each such communication referred to in clause (ii) and this clause (iii), together with any other

“issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Certificates, being referred to herein as an “Issuer Free Writing Prospectus”).  Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Securities Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 8 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or (when read in conjunction with the other Rule 159 Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus.  The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Company expressly for use in any Issuer Free Writing Prospectus;

(f)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as now conducted by it as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company or its ability to perform its obligations under this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

(g)           The Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates conform, or will conform as of the Specified Delivery Date, to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates, on the date hereof, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Company or the Certificate Administrator, authenticated by the Authenticating Agent and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the Pooling and Servicing Agreement;

(h)           The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material and adverse to the Company or which violation or default would have a material adverse effect on the performance by the Company of its obligations under this Agreement, the Pooling and Servicing Agreement, the Certificates or any of the Mortgage Loan Purchase Agreements; there are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability against the Company of, this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates described in the Prospectus;

(i)           There has not been, and as of the Specified Delivery Date there will not be, any material adverse change in the business operations, financial condition, properties or assets of the Company since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Pooling and Servicing Agreement or any of the Mortgage Loan Purchase Agreements;

(j)           There are no contracts, indentures or other documents of a character required by the Securities Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

(k)           The Company possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company;

(l)           The issue and sale of the Certificates, the compliance by the Company with all of the provisions of the Certificates, each Mortgage Loan Purchase Agreement, this Agreement and the Pooling and Servicing Agreement, and the execution and delivery by the Company of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements are within the corporate power of the Company and have been, or will have been, duly authorized by all necessary corporate action on the part of the Company; and neither the execution and delivery by the Company of such instruments, nor the consummation by the Company of the transactions herein or therein contemplated, nor the compliance by the Company with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Company, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or (D) except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument referred to in the immediately preceding clause (D);

(m)           This Agreement has been duly authorized, executed and delivered by the Company;

(n)           On the Specified Delivery Date, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will have been duly authorized, executed and delivered by the Company and will be valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

(o)           All approvals, authorizations, consents, orders, filings or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or “blue sky” laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Agreement and the Pooling and Servicing Agreement have been or will be taken or obtained on or prior to the Specified Delivery Date;

(p)           At the Specified Delivery Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus Supplement;

(q)           Neither the Company nor the Trust is, and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Trust will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”). The Trust is not required to be registered under the Investment Company Act in reliance on Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act;

(r)           At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (A) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Company’s right, title and interest in and to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively “Liens”) granted by or imposed upon the Company, (B) will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause to be transferred the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters.  Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Company’s right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Certificates pursuant hereto, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Company;

(s)           Under generally accepted accounting principles and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates.  The consideration received by the Company upon the sale of the Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Certificates.  The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters.  The Company is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company;

(t)           At the Specified Delivery Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto;

(u)           Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Company (other than income taxes) have been paid or will be paid at or prior to the Specified Delivery Date;

(v)           The Company is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(w)           The Company has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and the Company has complied, and will hereafter comply, with each such representation; and

(x)           Any information delivered by or on behalf of the Company to any Rating Agency did not, and as of the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to the absence of pricing or price dependent information or to any Mortgage Loan Seller Information, any Transaction Party Information or any Underwriter Information.

3.           Purchase, Sale and Delivery of Certificates.  Delivery of and payment for the Certificates will be made at such place and at such time as shall be specified in Schedule I or at such other time thereafter as set forth in Schedule I or as you and the Company shall agree upon, each such time being hereinafter referred to as a “Specified Delivery Date.”  Delivery of such Certificates shall be made by the Company to the Underwriters against payment of the purchase price specified in Schedule I in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may be agreed upon by the Company and you.  Unless otherwise provided for, the Certificates to be so delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available through the facilities of The Depository Trust Company, or otherwise as you may request.

4.           Offering by Underwriters.  (a)  It is understood that the Underwriters propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

(b)           In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer of the Certificates to the public in that Relevant Member State other than: (A) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; (B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Trust for any such offer, or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of the Certificates referred to in clauses (A), (B) and (C) above shall require the Company, the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this Section 2(a), (1) the expression an “offer of the Certificates to the public” in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(c)           In the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Trust.

(d)           It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

(e)           It has not, directly or indirectly, offered or sold, and will not, directly or indirectly, offer or sell any Publicly Offered Certificates in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, as amended, and any other relevant laws, regulations and ministerial guidelines of Japan.

(f)           It has not provided, as of the date of this Agreement, and covenants with the Company that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust Fund, the Certificates, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Company.

(g)           It will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust Fund, the Certificates, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Certificates (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of the Company.

5.           Covenants of the Company.  The Company covenants and agrees with you that:

(a)           the Company has prepared and/or shall prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Company, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Company deem appropriate in connection with the offering of such Certificates, but the Company shall not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it has first delivered copies of such amendments or supplements to you and it has given you a reasonable opportunity to review the same; and the Company shall immediately advise you or your counsel (i) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Certificates and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or “blue sky” law, as soon as the Company is advised thereof, and shall use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued;

(b)           if, at any time when the Prospectus is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

(c)           the Company shall make generally available to the holders of the Certificates (the “Certificateholders”), in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the related Trust’s fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust’s fiscal quarter next following the date hereof which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission with respect to the Certificates.  The Company shall cause the Certificate Administrator to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Company deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

(d)           the Company shall furnish to you copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available and in such quantities as you reasonably request as long as you are required to deliver the Prospectus under the Securities Act in connection with the sale of the Certificates; provided that any such documents requested by you on a date that is more than nine (9) months after [_____], 20[__] (the “Closing Date”) shall be provided at your expense;

(e)           the Company shall arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and shall continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Company nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

(f)           the Company shall, while the Certificates are outstanding;

(i)           furnish to you, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Certificates pursuant to the Pooling and Servicing Agreement; and

(ii)           furnish to you such other information with respect to the Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates;

(g)           as between itself and the Underwriters, the Company will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Prospectus (including any amendments thereof and supplements thereto), the Pooling and Servicing Agreement and the Certificates, (ii) the fees charged by [_______] (“[__]”) and [____] (“[___]” and together with [___], the “Rating Agencies”) for rating the Certificates, (iii) the fees and expenses of the Trustee, and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Certificates, and (iv) all other costs and expenses incidental to the performance by the Company of its obligations hereunder that are not otherwise specifically provided for in this subsection.  It is understood that, except as provided in this subsection (g), Section 7 and Section 10 below, each Underwriter will pay all of its own expenses including all out-of-pocket and/or internally allocated costs and expenses incurred by them in connection with the transaction herein contemplated, including, without limitation, fees and expenses of their counsel, any transfer taxes on the Certificates and the expenses of any advertising of the offering of the Certificates made by the Underwriters; and

(h)           during the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Company shall file, or cause the Certificate Administrator to file on behalf of the Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

6.           Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Certificates subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Specified Delivery Date, to the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a)           you shall have received a letter from [______________] dated the date hereof and, if requested by you, dated the Specified Delivery Date, each in the forms heretofore agreed to;

(b)           all actions required to be taken and all filings required to be made by the Company under the Securities Act prior to the Specified Delivery Date shall have been duly taken or made; and prior to the Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission;

(c)           unless otherwise specified in Schedule I, the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated the ratings specified in Schedule I, and shall not have been lowered or placed on any credit watch with a negative implication for downgrade;

(d)           you shall have received an opinion of counsel to the guarantor, Credit Suisse acting through Credit Suisse (USA), Inc., dated the Specified Delivery Date, and in the form agreed to on or prior to such date;

(e)           you shall have received opinions of Cadwalader, Wickersham & Taft LLP, special counsel to the Company and Credit Suisse Securities (USA) LLC, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(f)           you shall have received an opinion of special counsel to each Mortgage Loan Seller, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(g)           you shall have received an opinion of counsel to the Trustee, dated the Specified Delivery Date, in the form agreed to on or prior to such date, together with a reliance letter addressed to the Rating Agencies and the Company;

(h)           you shall have received an opinion of counsel to the Master Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(i)           you shall have received an opinion of counsel to the Special Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(j)           you shall have received an opinion of counsel to the Certificate Administrator, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(k)           you shall have received an opinion of counsel to the Operating Advisor, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(l)           you shall have received letters, dated the Specified Delivery Date, from counsel rendering opinions to the Rating Agencies, to the effect that you may rely upon their opinion to such Rating Agencies, as if such opinion were rendered to you, or such opinions shall be addressed to you;

(m)           you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Company as you may request, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(n)           you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(o)           you shall have received a certificate of the Master Servicer, signed by one or more duly authorized officers of the Master Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(p)           you shall have received a certificate of the Special Servicer, signed by one or more duly authorized officers of the Special Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(q)           you shall have received a certificate of the Operating Advisor, signed by one or more duly authorized officers of the Operating Advisor, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(r)           you shall have received a certificate of the Certificate Administrator, signed by one or more duly authorized officers of the Certificate Administrator, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(s)           the Mortgage Loan Sellers shall have sold the Mortgage Loans to the Company pursuant to the Mortgage Loan Purchase Agreements; and

(t)           you shall have received such other documents, certificates, letters and opinions as you may reasonably request.

7.           Indemnification.  (a)  The Company shall indemnify and hold harmless each Underwriter, each of its officers and each of its directors and each person, if any, that controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities, joint or several, to which such Underwriter or such officer, director or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement when such part became effective (which, for the avoidance of doubt, includes, without limitation, the Prospectus) or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in (x) any Issuer Free Writing Prospectus or (y) any Issuer Information (as defined in Section 8(b)) contained in (1) any Underwriter Free Writing Prospectus (as defined in Section 8(b) hereof) prepared by or on behalf of such Underwriter, or (2) any Free Writing Prospectus that is required to be filed pursuant to Section 8(e)(iii) or Section 8(h) hereof (clauses (x) and (y) collectively, the “Issuer Disclosure Materials”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (when read in connection with the other Rule 159 Information), in light of the circumstances under which they were made, not misleading, which untrue statement or omission referred to in this clause (ii) was not corrected by information subsequently supplied by the Company or any Mortgage Loan Seller to such

Underwriter within a reasonable period of time prior to the Time of Sale or (iii) any breach of the representation and warranty in Section 2(v).

Notwithstanding the foregoing, (i) the Company shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any such documents in reliance upon and in conformity with (A) any Underwriter Information, (B) any Mortgage Loan Seller Information, or (C) any Transaction Party Information, but in the case of clauses (B) and (C), only to the extent that that the Underwriters and Company are actually indemnified by the applicable party and (ii) such indemnity with respect to an untrue statement or omission of a material fact made in any Issuer Disclosure Materials that are part of the initial Rule 159 Information shall not inure to the benefit of any Underwriter if information that corrected any untrue statement or omission of a material fact was furnished to the Underwriters at a reasonable time prior to the Time of Sale.

(b)           The Company acknowledges that the following statements constitute the only “Underwriter Information” furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus: the [_________] on the cover of the Prospectus Supplement; and the [__________] under the heading “Plan of Distribution (Underwriter Conflicts of Interest)” in the Prospectus Supplement.  This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(c)           Each Underwriter shall severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the Underwriter Information with respect to such Underwriter and (ii) untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing Prospectus (as defined in Section 8(b)) prepared by or on behalf of such Underwriter or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact required to be stated therein or necessary in order to make the statements therein (when read in conjunction with the Rule 159 Information), in light of the circumstances under which they were made, not misleading; except that, in the case of clause (ii), no Underwriter shall be obligated so to indemnify and hold harmless the Company (x) for any losses, claims, damages or liabilities arising out of or based upon an untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) with respect to any Mortgage Loan Seller Information provided by a Mortgage Loan Seller or in any Transaction Party Information

provided by a Transaction Party, as the case may be; (y) for any losses, claims, damages or liabilities arising out of or based upon an untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) with respect to any Issuer Information (as defined in Section 8(b) hereof); or (z) to the extent that the Company is entitled to indemnification or contribution therefor from any Mortgage Loan Seller or any Transaction Party pursuant to any Indemnification Agreement.  Notwithstanding the foregoing, the indemnity provided in clause (ii) in the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Rule 159 Information.  This indemnity agreement shall be in addition to any liability that such Underwriter may otherwise have.

(d)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 7 (a) and (c), except to the extent that such omission to notify materially prejudices the indemnifying party, or relieve it from any liability that it may have other than under this Agreement.  In case any such action is brought against any indemnified party, after such indemnifying party has been notified of the commencement thereof, such indemnifying party shall be entitled to participate therein (at its own expense), and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid by the indemnifying party as incurred by the indemnified party).  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonable withheld, conditioned or delayed).  However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require or contain an admission of fault by the indemnified party, without the consent of the indemnified party.

(e)           If recovery is not available under the foregoing indemnification provisions of this Section 7 or is insufficient in respect of any liabilities referred to therein (on grounds of public policy or otherwise), the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act.  In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each).  In the event contribution according to the foregoing sentence is not permitted by law, in determining the amount of contribution to which the respective parties are entitled, there shall be considered not only the relative benefits received by the Company on the one hand and such Underwriter on the other from the offering of the Certificates but also the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances.  The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The obligations of the Underwriters in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)           The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim.  In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this

Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g)           The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination or cancellation of this Agreement, (ii) any investigation made by the Company, any Underwriter, any of their respective directors or officers, or any person controlling the Company or such Underwriter, and (iii) acceptance of and payment for any of the Certificates.

(h)           The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act.

(i)           Each Underwriter will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriters within the meaning of either the Securities Act or the Exchange Act (the “Non-Indemnifying Underwriters”) from and against any and all expenses, losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriters become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Rule 159 Information) to state a material fact required to be stated therein or necessary in order to make the statements in light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus prepared by or on behalf of such indemnifying Underwriter, or (ii) any untrue statement or alleged untrue statement of a material fact regarding the indemnifying Underwriter contained in the Underwriter Information or the omission or alleged omission to state therein a material fact required to be stated therein regarding the indemnifying Underwriter or necessary to make the statements therein regarding the indemnifying Underwriter, in light of the circumstances under which they were made, not misleading, or (iii) the failure of such indemnifying Underwriter, or any member of its selling group to comply with any provision of Section 8 hereof (any such expenses, losses, claims, damages or liabilities arising out of or based on the events described in clauses (i) - (iii), “Covered Liabilities”).  In addition, each Underwriter agrees to reimburse such Non-Indemnifying Underwriters for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Covered Liabilities or any action in respect thereof, except to the extent that the Non-Indemnifying Underwriters are entitled to indemnification or contribution therefor from any Mortgage Loan Seller pursuant to any Indemnification

Agreement.  If recovery is not available under the foregoing indemnification provisions of this Section 7(i) or is insufficient in respect of any Covered Liabilities (on grounds of public policy or otherwise), each Underwriter agrees to pay, upon request, as contribution, its pro rata share of any Covered Liabilities, and such Underwriter’s pro rata share of any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending such Covered Liabilities or any action in respect thereof, except to the extent that the Non-Indemnifying Underwriters are entitled to indemnification or contribution therefor from any Mortgage Loan Seller pursuant to any Indemnification Agreement; provided that no request shall be made on behalf of any Underwriter if such Underwriter is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) from any Underwriter who was not guilty of such fraudulent misrepresentation; provided, further, that no Underwriter shall be entitled to contribution under this Section 7(i) from any other Underwriters for any Covered Liabilities or expenses for which the Underwriter seeking contribution (or its affiliate) would otherwise be required (or, if such indemnification obligations are held to be unenforceable on the grounds of public policy or otherwise, would otherwise have been required) to indemnify such other Underwriters.  The obligations of the Underwriters in this subsection (i) to contribute are several in proportion to their respective underwriting obligations and not joint.  This agreement will be in addition to any liability that any Underwriter may otherwise have.

8.           Offering Communications; Free Writing Prospectuses.  (a)  Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) is made in reliance on Rule 172 under the Securities Act, (iii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iv) constitutes Rule 159 Information or a Free Writing Prospectus.  Without limitation thereby, without the prior written consent of the Company (which consent may be withheld for any reason), no Underwriter shall prepare, convey or deliver in connection with the initial offering of the Certificates any Free Writing Prospectus or “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Securities Act other than materials provided to it by Credit Suisse Securities (USA) LLC, [__________] or the Company.

(b)           Each Underwriter shall deliver to the Company, no later than two (2) business days prior to the date of first use thereof or such later date as may be agreed to by the Company, (i) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an “Underwriter Free Writing Prospectus”) and that contains any “issuer information,” as defined in Rule 433(h) under the Securities Act and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 (“Issuer Information”) (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information), and (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Certificates.  Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (A) two (2) business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or such later date as may be agreed to by the Company or (B) the date of first use of such Free Writing Prospectus.  It is acknowledged and agreed that the Rule 159 Information does not include any Underwriter Free Writing Prospectus.

(c)           Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 8(b) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

(d)           Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 8(b) hereof did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective investor, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein (when read in conjunction with the Rule 159 Information), in light of the circumstances under which they were made, not misleading; provided however, that no Underwriter makes any representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, Mortgage Loan Seller Information or Transaction Party Information, which information was not corrected by information subsequently supplied by the Company or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

(e)           The Company agrees to file with the Commission the following:

(i)       Any Issuer Free Writing Prospectus;

(ii)       Any Free Writing Prospectus or portion thereof delivered by an Underwriter to the Company pursuant to Section 8(b) hereof; and

(iii)       Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)           Any Free Writing Prospectus required to be filed pursuant to Section 8(e) hereof by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(i)           any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates may be filed by the Company within two (2) days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

(ii)           any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Materials may be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Certificates pursuant to Rule 424(b) under the Securities Act and two (2) business days after the first use of such Free Writing Prospectus;

(iii)           any Free Writing Prospectus required to be filed pursuant to Section 8(e)(iii) hereof may, if no payment has been made or consideration has been given by or on behalf of the Company for such Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four (4) business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus; and

(g)           Each Underwriter (with the reasonable cooperation of the Company) shall file with the Commission, or provide to the Company at least two (2) business days prior to the time such filing is required (and the Company shall file with the Commission), any Free Writing Prospectus (other than a Free Writing Prospectus required to be delivered to the Company pursuant to Section 8(b)) that is neither an Issuer Free Writing Prospectus nor contains Issuer Information and that is used or referred to by it and distributed by or on behalf of such Underwriter which is neither an Issuer Free Writing Prospectus nor contains Issuer Information in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(h)           Notwithstanding the provisions of Section 8(g) hereof, each Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four (4) business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(i)           Notwithstanding the provisions of Sections 8(e) (other than Section 8(e)(iii)),  8(g) and 8(h) hereof: (A) neither the Company nor any Underwriter shall be required to file (1) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, (2) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof or (3) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates; and (B) no Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Certificates.

(j)           The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the Securities Act:

“We have filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about us, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1.800.221.1037.”

(k)           The Company and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 8 for a period of three (3) years following the initial bona fide offering of the Certificates.

(l)           (i)     In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Rule 159 Information), in light of the circumstances under which they were made, not misleading (a “Defective Issuer Free Writing Prospectus”), the Company shall notify the Underwriters of such untrue statement or omission within one business day after discovery and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

(ii)           In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Rule 159 Information), in light of the circumstances under which they were made, not misleading (together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery.

(iii)           The Underwriters shall, if requested by the Company:

(1)           if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(2)           either (i) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (ii) deliver the Corrected Free Writing Prospectus to each investor that received the Defective Free Writing Prospectus and has entered into a contract of sale, clearly identifying or highlighting the Corrective Information;

(3)           notify such investor in a prominent fashion that the prior contract of sale with the investor has been terminated, and of the investor’s rights as a result of termination of such agreement;

(4)           provide such investor with an opportunity to affirmatively agree to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

(5)           comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of Commission’s Securities Offering Reform Release No. 33-8591.

(iv)           In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus or in the event that any Underwriter Free Writing Prospectus contains any inaccurate Issuer Information supplied by the Company or any Mortgage Loan Seller to the related Underwriter, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permits the Company access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

(v)           Each Underwriter covenants with the Company that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

(m)           Each Underwriter covenants with the Company that it will make available to the Company, upon reasonable request, such personnel as are familiar with the Underwriter’s compliance procedures for the purpose of answering questions concerning the Underwriter’s practices and procedures for the preparation and dissemination of written materials concerning the Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

9.           Default of Underwriters.  If any Underwriter defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates to be purchased hereunder, Credit Suisse Securities (USA) LLC and [____________] may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase hereunder.  If any Underwriter so defaults and the aggregate principal amount of Certificates with respect to which such default occurs exceeds 10% of the total principal amount of Certificates to be purchased hereunder and arrangements satisfactory to Credit Suisse Securities (USA) LLC, [___________] and the Company for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.           Termination of the Obligations of the Underwriters.  (a)  Any Underwriter may terminate its obligations under this Agreement by notice to the Company at any time at or prior to the Specified Delivery Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement.

(b)           The obligations of the Underwriters to purchase the Certificates on the Specified Delivery Date shall be terminable by the Underwriters (and, solely with respect to any Underwriter’s obligation to purchase its respective allotment of the Certificates as specified in Schedule I, by such Underwriter) if at any time on or prior to the Specified Delivery Date: (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Company or the Trust Fund which, in the judgment of a majority in interest of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any of the Certificates by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any over-the-counter market or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any Certificates on any relevant exchange or any over-the-counter market; (v) any general moratorium on commercial banking activities declared by any federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of any payment for the Certificates.

(c)           If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Company shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.

11.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements by the Company and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of such Underwriters, the Company or any of their respective officers or directors or any controlling person, and shall survive delivery of and payment of the related Certificates.

If this Agreement is terminated pursuant to Section 10 above or if for any reason the purchase by the Underwriters of the Certificates is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g) above, and the obligations of the Company and such Underwriters pursuant to Section 7 above shall remain in effect.

12.           Obligations of Column Financial, Inc.  Column Financial, Inc. agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective officers, directors and any other person, if any, who controls any of the Underwriters within the meaning of the Securities Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters against any failure by the Company to perform its obligations to the Underwriters and their respective officers, directors and control persons pursuant to Section 7(a) and Section 7(e) hereof.

13.           Notices.  All communications hereunder shall be in writing and, if sent to Credit Suisse Securities (USA) LLC, shall be mailed, delivered or telecopied to it at Eleven Madison Avenue, New York, New York 10010, Attention: [____], with a copy to [Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433]; if sent to [____], shall be mailed, delivered or telecopied to it at [_____], Attention: [_____], with a copy to [_____], Telecopy No.: [_____]; if or, if sent to the Company, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York  10010, Attention: [_____], with a copy to [Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433]; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be mailed, delivered or telecopied to such Underwriter at the address furnished by it.

14.           No Fiduciary Duty.  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of the Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither Credit Suisse Securities (USA) LLC nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15.           Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 above, and their successors and assigns, and no other person shall have any right or obligation hereunder.  No purchaser of any Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.           Applicable Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

17.           Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.           Submission to Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II)

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

19.           Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Very truly yours,

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Company

By:
Name
Title

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC, as Underwriter

By:
Name:
Title:

[____], as Underwriter

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Acknowledged and agreed solely as to Section 12:

COLUMN FINANCIAL, INC.

By:
Name:
Title:

SCHEDULE I

Prospectus: Prospectus Supplement dated [_____], 20[__] and Base Prospectus dated [_____], 20[__] (Registration Statement No.: [____])

Closing Date & Location: [_____], 20[__] at 10 a.m., New York time in the New York offices of Cadwalader, Wickersham & Taft LLP.  All of the Certificates will be available in book entry form through the facilities of the Depository Trust Company.

Ratings ([___]/[___]):

Class [A-1]
Class [A-2]
Class [X-A]
Class [X-B]
Class [B]
Class [C]
Class [D]
Class [PEZ]

Initial Pass-Through Rates:

Class [A-1]	%
Class [A-2]	%
Class [X-A]	%
Class [X-B]	%
Class [B]	%
Class [C]	%
Class [D]	%
Class [PEZ]	%

Certificates to be purchased:

Class Designation	Class Certificate Balance	Purchase Price(1)	Credit Suisse Securities (USA) LLC	[_____]
Class [A-1]	$	%	%	%
Class [A-2]	$	%	%	%
Class [X-A]	$	%	%	%
Class [X-B]	$	%	%	%
Class [B]	$	%	%	%
Class [C]	$	%	%	%
Class [D]	$	%	%	%
Class [PEZ]	$	%	%	%
__________
(1)
Expressed as a percentage of the aggregate principal amount of the relevant Class of Certificates to be purchased.  The purchase price for each interest-bearing Class of Certificates will, as applicable, include accrued interest at the initial Pass-Through Rate therefor on the aggregate principal amount thereof from and including the Cut-Off Date to but excluding the Closing Date.

Sched. I-1